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                                     FIRST
                                   COMMUNITY
                                BANCSHARES, INC.


EXHIBIT 99.1

                                  NEWS RELEASE

FOR IMMEDIATE RELEASE:                    FOR MORE INFORMATION, CONTACT:
JUNE 9, 2003                              ROBERT L. SCHUMACHER AT (276) 326-9000


         FIRST COMMUNITY BANCSHARES, INC. (FCBC) ANNOUNCES COMPLETION OF
                          MERGER WITH COMMONWEALTH BANK

BLUEFIELD, VIRGINIA - First Community Bancshares, Inc. (the "Company") (Nasdaq:
FCBC; www.fcbinc.com) announced today that it has completed its acquisition of The CommonWealth Bank, a Virginia-chartered commercial bank ("CommonWealth Bank"). The acquisition expands First Community Bank's commercial banking operations into the Richmond, Virginia market area and complements its existing mortgage banking and brokerage network which is currently headquartered in Richmond. CommonWealth Bank has 4 full-service offices located in the Richmond metro area. CommonWealth Bank, which is headquartered in Richmond, has total assets of $148.7 million and total deposits of $111.1 million.

     The merger will be accomplished through the exchange of .9015 shares of First Community Bancshares' common stock valued at $30.50, cash, or a combination of First Community stock and cash equivalent to $30.50 for each share of CommonWealth Bank common stock issued and outstanding immediately prior to the merger, plus cash in lieu of any fractional share interest, subject to election and allocation procedures set forth in the merger agreement which are intended to ensure that not more than 60% of the value of consideration will be in the form of Company common stock with the remainder in the form of cash. John
M. Mendez, President and Chief Executive Officer of First Community Bancshares, Inc., expressed his enthusiasm at the prospect of entering the Richmond banking market.

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     Mendez noted that the addition of CommonWealth and the Richmond market to the Company franchise is a significant element of the Company's strategic plan to add metro markets to the Company's existing strong customer base. According to Mendez, "Our Company already has strong ties to the Richmond market through our mortgage company and a number of strong commercial account relationships. This will enable us to add full service capabilities for those customers and introduce retail services in Eastern Virginia."

     Franklin P. Hall, Chairman of the Board of Directors of CommonWealth Bank commented that the combination with First Community creates an outstanding opportunity for CommonWealth stockholders to join forces with a growing company that has a long history of paying shareholder dividends. First Community currently pays a dividend of $1.04 per share which produces a yield of close to 3.00% on its current price. Hall also announced that J. E. Causey Davis, President and Chief Executive Officer of CommonWealth Bank, will continue in an expanded role as Executive Vice President for the Company and the Richmond area CEO responsible for the continued growth of the Company's franchise in the Richmond area. Mr. Davis also voiced his enthusiasm for the combination, indicating that he "is excited at the opportunity to provide Richmond area banking services through a company with the resources, products and reputation of First Community Bank, N. A." First Community offers a wide range of both retail and commercial financial services.

     In connection with the merger, Harold V. Groome, Jr., CommonWealth board member and Chairman of Groome Transportation, will assume a seat on the Board of Directors of First Community Bancshares, Inc. and both Groome and Hall will serve as directors on the board of First Community Bank, N. A.

     The merger brings First Community Bancshares, Inc.'s assets to $1.65 billion. The Company is headquartered in Bluefield, Virginia and is the parent company of First Community Bank, N. A., also headquartered in Bluefield. With the addition of CommonWealth and two branches opening in June in Winston-Salem, North Carolina, First Community Bank will be operating through 47 full-service offices in the three-state region of Virginia, West Virginia and North Carolina and two trust and investment management offices. First Community Bank is also the parent company of Stone Capital Management, Inc., an SEC registered investment advisory

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firm and United First Mortgage, Inc., which operates 11 retail mortgage offices throughout Virginia. First Community Bancshares, Inc.'s common stock is traded on the Nasdaq National Market under the symbol "FCBC."

                                   DISCLAIMER

     This news release may include forward-looking statements. These forward-looking statements are based on current expectations that involve risks, uncertainties, and assumptions. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may differ materially. These risks include: changes in business or other market conditions, the success of the business combination as planned by the parties, the timely development, production and acceptance of new products and services and their feature sets; the challenge of managing asset/liability levels; the management of credit risk and interest rate risk; the difficulty of keeping expense growth at modest levels while increasing revenues; and other risks detailed from time to time in the Company's Securities and Exchange Commission reports, including but not limited to the Annual Report on Form 10-K for the most recent year ended.


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